UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
November 26, 2019
(Date of earliest event reported)

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Jersey Plaza, Folsom, New Jersey 08037
(Address of principal executive offices, including zip code)

(609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $1.25 par value per share	SJI	New York Stock Exchange
5.625% Junior Subordinated Notes due 2079	SJIJ	New York Stock Exchange
Corporate Units	SJIU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

On November 21, 2019, South Jersey Industries, Inc. (SJI) voted to increase the company's regular quarterly dividend from $.28750 per share to $.29500 per share. The new annualized dividend of $1.18 represents an increase of 2.61% per share over the previous level. The dividend is payable December 27, 2019 to shareholders of record at the close of business December 10, 2019.  A copy of the press release of November 26, 2019 announcing the declaration of the dividend is attached hereto as Exhibit 99 and hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Index

99	Press release dated November 26, 2019 issued by South Jersey Industries, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Dated:	November 27, 2019	By:	/s/ Cielo Hernandez
Name: Cielo Hernandez
Title: Senior Vice President & Chief Financial Officer